SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bermudiana Road
Hamilton HM 11, Bermuda
(Address of principal executive offices and zip code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.01 per share	The New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

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Securities Act registration statement file number to which this form relates (if applicable): 333-133066

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

Item 1: Description of Registrant's Securities to be Registered.

The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg. No. 333-133066) of Security Capital Assurance Ltd (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2006, as amended from time to time, under the caption “Description of Share Capital”, and is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2:  Exhibits.

The following exhibits are filed as a part of this registration statement:
Exhibit No.	Description
None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 17, 2006

Security Capital Assurance Ltd
(Registrant)

By: /s/ Michael E. Rego
Name: Michael E. Rego
Title: Executive Vice President